Exhibit 99.1

Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

BANNER CORPORATION ANNOUNCES TERMINATION OF COMMON STOCK OFFERING AND EXPECTED
FOURTH QUARTER IMPROVEMENT IN CERTAIN KEY OPERATING AREAS

Walla Walla, Washington (December 18, 2009) Banner Corporation (NASDAQ GMS: BANR), today announced that it has decided to terminate its previously announced common stock offering in light of current market conditions.   The Company plans to commence a new offering in 2010 after market conditions become more favorable and after it has released its operating results for the fourth quarter of 2009.

While its operating environment has continued to be challenging, the Company currently believes that its fourth quarter results will represent an improvement over its third quarter results.  Some of the key areas expected to improve include a higher net interest margin, lower provision for loan losses, lower loan write-offs, reduced operating expenses, a flattening of the level of non-performing assets and increased levels of core deposits.  This belief is based on management’s current assessment only and, as a result, the Company’s actual reported results could differ materially from the anticipated results reflected in the immediately preceding statement.  The Company cannot predict the level of its net income at this time because net income is subject to fair value and other year-end adjustments.   The Company expects to report fourth quarter and annual results for 2009 on or about January 27, 2010.

About the Company

Banner Corporation is a $4.8 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC.  You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.  Factors which could cause actual results to differ materially include, but are not limited to, the following: the possibility that after the fourth quarter of 2009 is completed and the Company has finalized its financial statements for the quarter and the 2009 year, the Company’s actual reported operating results will be materially different than the anticipated results reflected in the statements made in this press release, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;  secondary market conditions for loans and our ability to sell loans in the secondary market;  results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or either of our bank subsidiaries, which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits;  the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our growth strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative and  regulatory changes in the TARP Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, as amended, and its Current Report on Form 8-K filed on December 7, 2009.